EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Report on Form 10-Q for the period ended March 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	April 28, 2020	By:	/s/ RONALD P. O'HANLEY
Ronald P. O'Hanley,
Chairman, President and Chief Executive Officer

Date:	April 28, 2020	By:	/s/ ERIC W. ABOAF
Eric W. Aboaf,
Executive Vice President and Chief Financial Officer